                                                                    EXHIBIT 99.2


                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 12, 2002, is by and among SPECIAL K CAPITAL OFFSHORE MASTER FUND (U.S. DOLLAR), L.P. ("Special K Fund"), K CAPITAL OFFSHORE MASTER FUND (U.S. DOLLAR), L.P. ("K Capital Fund" and together with Special K Fund, the "Sellers") and Gerard Scollan ("Purchaser").

                                    RECITALS

     WHEREAS, Special K Fund is the beneficial owner of 27,781 shares of the common stock, par value $1.00 per share (the "Common Stock"), of Gyrodyne Company of America, Inc. and K Capital Fund is the beneficial owner of 181,569 shares of Common Stock;

     WHEREAS, the Sellers desire to sell, and the Purchaser desires to purchase 98,350 shares of Common Stock (collectively, the "Shares");

     NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                           SALE AND PURCHASE OF SHARES

     1.1 TRANSFER OF SHARES. Subject to the terms and conditions of this Agreement, at the closing referred to in Section 2.1 (the "Closing"), the Sellers shall, sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Sellers, the Shares, free and clear of all Encumbrances.

     1.2 PURCHASE PRICE. The purchase price per Share (the "Purchase Price") shall be $20.25. The Purchase Price shall be paid by the Purchaser at the Closing by wire transfer of immediately available funds to Citibank, New York, Account # 388-90774.

                                   ARTICLE II
                                     CLOSING

     2.1 DATE OF CLOSING. The Closing shall take place and may be effected through delivery of documents via facsimile transmission on the date that this Agreement is executed and delivered by all parties hereto. The date on which the Closing is held is referred to in this Agreement as the "Closing Date". At the Closing, the parties shall execute and deliver the documents referred to in Sections 2.2 and 2.3.

     2.2 DOCUMENTS TO BE DELIVERED BY THE SELLERS. At the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

     (a) a Notice of Guaranteed Delivery in the form of Exhibit A hereto, duly executed and completed.

     2.3 DOCUMENTS TO BE DELIVERED BY THE PURCHASER. At the Closing, the Purchaser shall deliver to the Sellers the following:

     (a) payment and evidence of the wire transfer referred to in Section 1.2.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers jointly and severally represent and warrant to the Purchaser that:

     3.1 LEGAL POWER; ORGANIZATION; QUALIFICATION. Each Seller is a legal entity of the type set opposite such Seller's name on Exhibit B hereto. Each Seller has been duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of formation, has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement.

     3.2 AUTHORIZATION OF AGREEMENT. This Agreement has been duly executed and delivered by each Seller and, assuming due and valid authorization, execution and delivery by the Purchaser, this Agreement constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and
(ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     3.3 NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation by either Seller of any of the Transactions will result in a violation of, or a default under, or conflict with, or require any consent, approval or notice under, any governing or constitutional document, contract, trust, commitment, agreement, obligation, understanding, arrangement or restriction of any kind to which either Seller is a party or by which either Seller is bound or to which the Shares are subject. Consummation by each Seller of the Transactions will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to either Seller or the Shares.

     3.4 OWNERSHIP OF SHARES. The Sellers are the beneficial owner of the Shares, in each case free and clear of any Encumbrances. At the Closing, the Sellers will transfer and deliver to the Purchaser good and marketable title to all the Shares, free and clear of any Encumbrances.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Sellers as follows:

     4.1 AUTHORIZATION OF AGREEMENT. This Agreement has been duly executed and delivered by the Purchaser and, assuming due and valid authorization, execution and delivery by each of the Sellers, this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     4.2 NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation by the Purchaser of any of the Transactions will result in a violation of, or a default under, or conflict with, or require any consent, approval or notice under, any contract, trust, commitment, agreement, obligation, understanding, arrangement or restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound. Consummation by the Purchaser of the Transactions will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Purchaser.

                                   ARTICLE V
                                  MISCELLANEOUS

     5.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings among the parties arising out of or relating to the subject matter hereof. This Agreement may only be changed by written agreement executed by the parties.

     5.2 GOVERNING LAW. This Agreement and all disputes hereunder shall be governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

     5.3 EQUITABLE RELIEF. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     5.4 EXPENSES. Each party shall pay its own costs incident to the negotiation, preparation, performance, and execution of this Agreement, and all fees and expenses of its counsel, accountants, and other consultants, advisors and representatives for all activities of such persons undertaken in connection with the negotiation, preparation, performance and execution of this Agreement. In the event of a dispute regarding the performance of this Agreement, the non-prevailing party shall reimburse the prevailing party the amount the prevailing party's reasonable attorneys' fees, costs and expenses, in addition to any other relief to which the prevailing party may be entitled.

     5.5 FURTHER ASSURANCES. At any time or from time to time after the Closing, the Sellers shall execute and deliver to the Company such other documents and instruments, provide such materials and information and take such other actions as the Company may reasonably request to vest title to the Shares more effectively in the Company.

     5.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

     5.7 TIME IS OF THE ESSENCE. The parties hereto agree and acknowledge that time is of the essence in the performance of this Agreement.

     5.8 NO ASSIGNMENTS. No party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto.

     5.9 CONSENT TO JURISDICTION OF SERVICE OF PROCESS; VENUE. Each party hereto hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York in the State of New York (or any appeals court thereof), for any action, claim, complaint, investigation, petition, suit or other proceeding, whether civil or criminal, in law or equity, or by or before any governmental authority ("Actions") arising out of or relating to the Transactions, this Agreement or the breach, termination or validity thereof, (ii) agrees not to commence any Action relating to the Transactions or this Agreement except in such courts and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice, or document by U.S. registered mail or as otherwise provided in this Agreement shall be effective service of process for any Action brought in any such court, (iv) waives any objection to the laying of venue of any Action arising out of this Agreement or the Transactions in the courts of the State of New York and of the United States of America located in the County of New York in the State of New York (or any appeals courts thereof) and (v) agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

     5.10 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

if to either of the Sellers, to:

                           K Capital Partners, LLC 75 Park Plaza, Box 11 Boston, MA 02116
                           Attention: Chief Administrative Officer
                           Telephone:  (617) 646-7700
                           Telecopy: (617) 646-7777

with a copy to:
                           Goodwin Procter LLP
                           53 State Street
                           Boston, MA 02109
                           Attention: Joseph L. Johnson III, P.C.
                           Telephone:  (617) 570-1633
                           Telecopy:  (617) 523-1231

if to the Purchaser, to:

                           Gerard Scollan
                           145 Handsome Avenue
                           Sayville, New York 11782
                           Telephone:  (631) 244-7130
                           Telecopy:  (631) 244-7509

with a copy to:

                           James O'Brien
                           500 North Broadway
                           Jericho, New York 11753
                           Telephone:  (516) 822-9000
                           Telecopy:  (516) 822-1050

     Section 5.11 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

     "ENCUMBRANCES" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

     "TRANSACTIONS" shall mean all the transactions provided for or contemplated by this Agreement.





      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]


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






     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              SPECIAL K CAPITAL OFFSHORE MASTER
                                 FUND (U.S. DOLLAR), L.P
                              By: K Capital Partners, LLC, its General Partner
                              By: Harwich Capital Partners, LLC, its Managing
                                  Member


                              By: /S/ ROBERT NEEDHAM
                                 -----------------------------------------------
                                 Name: Robert Needham
                                 Title: CAO


                              K CAPITAL OFFSHORE MASTER FUND (U.S. DOLLAR), L.P.
                              By: K Capital Partners, LLC, its General Partner
                              By: Harwich Capital Partners, LLC, its Managing
                                  Member


                              By: /S/ ROBERT NEEDHAM
                                 -----------------------------------------------
                                 Name: Robert Needham
                                 Title: CAO


                              GERARD SCOLLAN



                              /S/ GERARD SCOLLAN
                              --------------------------------------------------

                                                                       Exhibit A


                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                          98,350 SHARES OF COMMON STOCK

                                       OF

                        GYRODYNE COMPANY OF AMERICA, INC.

                                       TO

                                 GERARD SCOLLAN

LADIES AND GENTLEMEN:

     The undersigned hereby sells, transfers and conveys to Gerard Scollan ("Scollan") the number of shares of the Common Stock, par value $1.00 per share, of Gyrodyne Company of America, Inc. (the "Shares"), set forth below.




Number of Shares:  98,350                                    Name(s) of Beneficial Holder(s): SPECIAL K
                   ---------------------                                                      ----------------------
                                                             CAPITAL OFFSHORE MASTER FUND (U.S. DOLLAR), L.P.
                                                             -------------------------------------------------------
                                                             K CAPITAL OFFSHORE MASTER FUND (U.S. DOLLAR), L.P.
                                                             -------------------------------------------------------
Certificate No(s). (if available):                           Address(es): C/O K CAPITAL PARTNERS, LLC
                                  ---------------------                  -------------------------------------------
                                                             75 PARK PLAZA, BOX 11
-------------------------------------------------------      -------------------------------------------------------
                                                             BOSTON, MA  02116
-------------------------------------------------------      -------------------------------------------------------
If shares of Common Stock will be tendered by book-entry     Area Code and Telephone Number(s):
transfer, check one box:                                                                      ---------------------
                                                             (617) 646-7729
                                                             -------------------------------------------------------

|X|                                                          Signature (s): /S/ ROBERT NEEDHAM
                                                                           -----------------------------------------
   DTC TRANSFER
-------------------------------------------------------

Account Number: DTC 050 - MORGAN STANLEY
                ---------------------------------------      -------------------------------------------------------
Date:  4/12/02
       ------------------------------------------------      -------------------------------------------------------


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




                                    GUARANTEE


     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Scollan, the certificates representing all Shares in proper form for transfer, or, in the case of book-entry delivery of Shares, a timely confirmation of book-entry transfer of such Shares into an account established by Scollan, together with a properly completed and duly executed stock power, with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message, within three trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:  MORGAN STANLEY                                /S/ NOEL FLYNN
               ----------------------------------------      -------------------------------------------------------
                                                                              (Authorized Signature)

Address:  1221 AVENUE OF THE AMERICAS                        Title: VICE PRESIDENT
          ---------------------------------------------             -----------------------------------------------
                                                             Name:  NOEL FLYNN
                                                                    ------------------------------------------------
Area Code and
Telephone Number: (212) 762-5151                             -------------------------------------------------------
                 --------------------------------------                           (Please print or type)

                                                             Date: 4/12/02
                                                                   -------------------------------------------------



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


                                                                       Exhibit B




        NAME OF ENTITY                               TYPE OF ENTITY
--------------------------------------        ----------------------------------
K Capital Partners, LLC                       Delaware limited liability company

Special K Capital Offshore Master Fund        Cayman Islands limited partnership
(U.S. Dollar), L.P.

K Capital Offshore Master Fund                Cayman Islands limited partnership
(U.S. Dollar), L.P.

Harwich Capital Partners, LLC                 Delaware limited liability company

Thomas Knott                                  Natural person

Abner Kurtin                                  Natural person



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